Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-167016 and 333-122934 on Form S-8 of our reports dated February 28, 2012 relating to the consolidated financial statements of Wright Express Corporation and the effectiveness of Wright Express Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wright Express Corporation for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 28, 2012